UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 22, 2017

Northwest Biotherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-35737	94-3306718
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

4800 Montgomery Lane, Suite 800

Bethesda, Maryland 20814

(Address of Principal Executive Offices)

(240) 497-9024

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As previously reported by Northwest Biotherapeutics, Inc. (the “Company”), on March 9, 2017, the Company and the holders (the “Holders”) of the Company’s 5.00% Convertible Senior Notes due 2017 (the “Old Notes”) entered into a Note Repurchase Agreement (the “Repurchase Agreement”). Pursuant to the Repurchase Agreement, the Company was required to, among other things, repurchase the outstanding Notes in installments of specified amounts on specified dates, with an aggregate principal amount of $2.5 million required to be repurchased on May 22, 2017 (the “May Notes”). The Company engaged in negotiations with unaffiliated institutional investors and the Holders in regard to payment of the May Notes. The institutional investors desire to purchase the Notes directly from the Holders. While such negotiations are ongoing, the Company entered into a Forbearance Agreement with the Holders, dated May 22, 2017 (the “Forbearance Agreement”), under which the Company did not repurchase the May Notes on May 22 and the Holders agreed to extend the date for that repurchase until May 26, 2017. In consideration, the Company agreed to issue the Holders 150,000 shares of common stock and pay a forbearance fee of $300,000. The parties are currently in ongoing negotiations to complete the arrangements for the repurchase of the May Notes by the institutional investors.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained above in Item 2.04 is hereby incorporated by reference into this Item 3.02.

On May 22, 2017, the Company exchanged approximately $1.0 million aggregate principal amount of indebtedness held by an unaffiliated investor for 5,555,556 shares of its common stock at a price of $0.18 per share and issued to such investor 4,166,667 Class A warrants (exercisable at $0.26 per share for a period of 5 years) and 4,166,667 Class B warrants (exercisable at $1.00 per share for a period of 90 days). In addition, the Company agreed to modify an aggregate of $1,585,431 of indebtedness owed to such investor to make the indebtedness convertible at a rate of $0.18 for one share of common stock, one Class A warrant and one Class B warrant.

On May 22, 2017, the Company exchanged approximately $1.0 million aggregate principal amount of indebtedness held by an unaffiliated investor for 5,581,789 shares of its common stock at a price of $0.18 per share and issued to such investor 4,186,342 Class A warrants (exercisable at $0.26 per share for a period of 5 years) and 4,186,342 Class B warrants (exercisable at $1.00 per share for a period of 90 days).

On May 2, 2017, the Company sold to an unaffiliated investor 200,000 shares of common stock at a price of $0.26 per share and issued to such investor, 150,000 five-year Class A warrants (exercisable at $0.26 per share for a period of 5 years) and 150,000 three-month Class B warrants (exercisable at $1.00 per share for a period of 90 days).

The securities issued on May 2, 2017 were issued pursuant to the exemption from the registration requirements afforded by Regulation D under the Securities Act of 1933 (“Securities Act”), the securities issued on May 22, 2017 were issued pursuant to the exemption from the registration requirements afforded by Section 3(a)(9) of the Securities Act, and the securities issued pursuant to the Forbearance Agreement were issued pursuant to the exemption from the registration requirements afforded by Section 4(a)(2) of the Securities Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST BIOTHERAPEUTICS, INC.

Date: May 26, 2017

	By:	/s/ Linda Powers
	Name:	Linda Powers
	Title:	Chief Executive Officer and Chairman